UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported):

October 8, 2014

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of Principal Executive Offices)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers

On October 8, 2014, Advanced Micro Devices (the “Company”) announced that Rory P. Read had stepped down from his positions as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”). The Board and Mr. Read are currently negotiating a Transition, Separation Agreement and Release. Effective immediately, Mr. Read will continue his employment with the Company in a non-executive role as an advisor through December 31, 2014, when his employment with the Company will end. Mr. Read will continue to receive the salary and benefits he currently receives during this period of time.

Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 8, 2014, the Board appointed Dr. Lisa T. Su as the Company’s President and Chief Executive Officer and as a director of the Company.

Dr. Su, 44, joined the Company in January 2012 and has served as Senior Vice President and Chief Operating Officer since July 1, 2014. From January 2012 until July 1, 2014, Dr. Su served as Senior Vice President and General Manager, Global Business Units. Before joining the Company, Dr. Su served as Senior Vice President and General Manager, Networking and Multimedia at Freescale Semiconductor, Inc., a company that designs and manufactures embedded processors, where she was responsible for global strategy, marketing, product management and engineering for Freescale’s embedded communications and applications processor businesses. Dr. Su joined Freescale in 2007 as Chief Technology Officer, where she led the company’s technology roadmap and research and development efforts. She was promoted to Senior Vice President and General Manager, Networking and Multimedia in September 2008. Before her employment with Freescale, Dr. Su spent 13 years with IBM in various engineering and business leadership positions, including Vice President of IBM’s Semiconductor Research and Development Center, responsible for the strategic direction of IBM’s silicon technologies, joint development alliances and semiconductor R&D operations. Dr. Su has served on the board of directors of Analog Devices since June 2012. Dr. Su holds a bachelor’s, master’s and doctorate degrees in electrical engineering from the Massachusetts Institute of Technology (MIT), has been published in more than 40 technical publications and was named a Fellow of the Institute of Electronics and Electrical Engineers (IEEE) in 2009. Dr. Su was also named in MIT Technology Review’s Top 100 Young Innovators in 2002.

Dr. Su and the Board are currently negotiating the terms of an employment agreement. Dr. Su is currently paid an annual base salary of $650,000. Further details of Dr. Su’s compensation are set forth in the Company’s proxy statement for its Annual Meeting of Stockholders, which was filed with the Securities Exchange Commission on March 25, 2014 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Harry A. Wolin
Name:	Harry A. Wolin
Title:	Senior Vice President, General Counsel and Secretary

Date: October 8, 2014